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                                                                     EXHIBIT 2.1
                            AGREEMENT AND PLAN OF MERGER



     THIS AGREEMENT AND PLAN OF MERGER ("Merger Agreement") is entered into on this 1st day of February, 1999 by and between CANMAX INC., a Wyoming corporation ("Canmax-Wyoming") and ARDIS TELECOM & TECHNOLOGIES, INC., a Delaware corporation ("Canmax-Delaware").

                                  R E C I T A L S:

     WHEREAS, Canmax-Wyoming is a corporation duly organized and existing under the laws of the State of Wyoming;

     WHEREAS, Canmax-Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

     WHEREAS, on the date hereof, the authorized capital of Canmax-Wyoming consists of 44,169,100 shares of common stock, no par value per share ("Canmax-Wyoming Common Stock"), of which 6,611,005 shares are issued and outstanding;

     WHEREAS, on the date hereof, the authorized capital of Canmax-Delaware consists of 44,169,100 shares of common stock, par value $.001 per share ("Canmax-Delaware Common Stock"), of which 10,000 shares are issued and outstanding and 10,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are issued and outstanding;

     WHEREAS, the respective Boards of Directors of Canmax-Wyoming and Canmax-Delaware have determined that it is advisable and in the best interests of each such corporation that Canmax-Wyoming merge with and into Canmax-Delaware upon the terms and subject to the conditions of this Merger Agreement for the purpose of effecting the reincorporation of Canmax-Wyoming in the State of Delaware, and the respective Boards of Directors of Canmax-Wyoming and Canmax-Delaware have, by resolutions duly adopted, approved and adopted this Merger Agreement; and

     WHEREAS, the parties intend by this Merger Agreement to effect a "reorganization" under Section 368 of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

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                                A G R E E M E N T S:

     A. MERGER. At the Effective Time (as hereinafter defined), Canmax-Wyoming shall be merged with and into Canmax-Delaware (the "Merger"). Canmax-Delaware shall be the surviving corporation of the Merger (hereinafter sometimes referred to as the "Surviving Corporation"), and the separate corporate existence of Canmax-Wyoming shall cease. The Merger shall become effective upon the filing of the appropriate documents with the Secretary of State of the State of Delaware and the Secretary of State of the State of Wyoming. The date and time when the Merger shall become effective is herein referred to as the "Effective Time."

     B.   GOVERNING DOCUMENTS.

          1. The Certificate of Incorporation of Canmax-Delaware as it may be amended or restated subject to applicable law, and as in effect immediately prior to the Effective Time, shall constitute the Certificate of Incorporation of the Surviving Corporation without further change or amendment until thereafter amended in accordance with the provisions thereof and applicable law.

          2. The Bylaws of Canmax-Delaware as in effect immediately prior to the Effective Time shall constitute the Bylaws of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable law.

     C. OFFICERS AND DIRECTORS. The persons who are officers and directors of Canmax-Wyoming immediately prior to the Effective Time shall, after the Effective Time, be the officers and directors of the Surviving Corporation, without change until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws and applicable law.

     D. RIGHTS, PRIVILEGES, ETC. At the Effective Time, the separate corporate existence of Canmax-Wyoming shall cease, and the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public or private nature and be subject to all the restrictions, disabilities and duties of Canmax-Wyoming; and all the rights, privileges, powers and franchises of Canmax-Wyoming on whatever account, as well for share subscriptions and all other things in action, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as the same were of Canmax-Wyoming, and the title to any real estate vested by deed or otherwise shall not revert or be in any way impaired by reason of the Merger, but all rights of creditor and liens upon any property of Canmax-Wyoming shall be reserved unimpaired, and all debts, liabilities and duties of Canmax-Wyoming shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it; PROVIDED, HOWEVER, that such liens upon property of Canmax-Wyoming will be limited to the property affected thereby immediately prior to the Merger. All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of Canmax-Wyoming, its shareholders, Board of Directors and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans,

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policies, agreements, arrangements, approvals and authorizations of the
Surviving Corporation, its shareholders, Board of Directors and committees thereof, respectively, and shall be as effective and binding thereon a the same were with respect to Canmax-Wyoming.

     E. CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

          1. Each share of Canmax-Wyoming Common Stock outstanding immediately prior to the Effective Time shall, except as provided in Section 9 hereof, be converted into, and shall become, one fully paid and nonassessable share of Canmax-Delaware Common Stock.

          2. Each share of Canmax-Wyoming Common Stock held in the treasury of Canmax-Wyoming immediately prior to the Effective Time shall be automatically converted into one share of Canmax-Delaware Common Stock, which shares shall continue to be retained and held by Canmax-Delaware in the treasury thereof.

          3. Each option, warrant, purchase right, convertible debt instrument or other security of Canmax-Wyoming issued and outstanding immediately prior to the Effective Time shall be changed and converted into and shall be an identical security of Canmax-Delaware, and the same number of shares of Canmax-Delaware Common Stock shall be reserved for purposes of the exercise of such option, warrant, purchase right, convertible debt instrument or other securities as is equal to the number of shares of Canmax-Wyoming Common Stock so reserved at the Effective Time; and

          4. Each share of Canmax-Delaware Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and retired, and no payment shall be made with respect thereto, and such shares shall resume the status of unauthorized and unissued shares of Canmax-Delaware Common Stock.

     F. STOCK CERTIFICATES. At and after the Effective Time, all of the outstanding certificates which immediately prior to the Effective Time represented shares of Canmax-Wyoming Common Stock shall be deemed for all purposes to evidence ownership of, and to represent shares of, Canmax-Delaware Common Stock into which the shares of Canmax-Wyoming Common Stock formerly represented by such certificates have been converted as herein provided. The registered owner on the books and records of Canmax-Wyoming or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting or other rights with respect to and to receive any dividends and other distributions upon the shares of Canmax-Delaware Common Stock evidenced by such outstanding certificate as above provided. Nothing contained herein shall be deemed to require the holder of any shares of Canmax-Wyoming Common Stock to surrender the certificate or certificates representing such shares in exchange for a certificate or certificates representing shares of Canmax-Delaware Common Stock.

     G. OPTIONS. Each right in or to, or option to purchase, shares of Canmax-Wyoming Common Stock, granted under Canmax-Wyoming's Stock Option Plan (the "Plan") and otherwise, which is outstanding immediately prior to the Effective Time, shall, by virtue of the

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Merger and without any action on the part of the holder thereof, be converted into and become a right in or to, or an option to purchase at the same option price per share, the same number of shares of Canmax-Delaware Common Stock, upon the same terms and subject to the same conditions as set forth in the Plan or otherwise as in effective at the Effective Time. The same number of shares of Canmax-Delaware Common Stock shall be reserved for purposes of the outstanding options as is equal to the number of shares of Canmax-Wyoming Common Stock, upon the same terms and subject to the same conditions as set forth in the Plan or otherwise as in effect at the Effective Time. The same number of shares of Canmax-Delaware Common Stock shall be reserved for purposes of the outstanding options as is equal to the number of shares of Canmax-Wyoming Common Stock so reserved as of the Effective Time. As of the Effective Time, the Surviving Corporation hereby assumes the Plan and all obligations of Canmax-Wyoming under the Plan including the outstanding rights or options or portions thereof granted pursuant to the Plan and otherwise.

     H. OTHER EMPLOYEE BENEFIT PLANS. As of the Effective Time, the Surviving Corporation hereby assumes all obligations of Canmax-Wyoming under any and all employee benefit plans in effect as of the Effective Time or with respect to which employee rights or accrued benefits are outstanding as of the Effective Time.

     I.   DISSENTING SHAREHOLDERS.

          1. Notwithstanding the provisions of Section 5.a. hereof, any outstanding shares of Canmax-Wyoming Common Stock held by a shareholder who shall have elected to dissent from the Merger and who shall have exercised and perfected his right to dissent with respect to such shares in accordance with Article 13 of the Wyoming Business Corporation Act (a "Dissenting Shareholder") shall not be converted into shares of Wyoming-Delaware Common Stock as a result of the Merger, but such Dissenting Shareholders shall be entitled to receive in lieu thereof only such consideration as shall be provided in such
          Article 13, except that shares of Canmax-Wyoming Common Stock outstanding immediately prior to the Effective Time and held by a Dissenting Shareholder who shall thereafter withdraw his election to dissent from the Merger or lose his right to dissent from the Merger as provided in such Article 13 shall be deemed converted, as of the Effective Time, into such number of shares of Canmax-Wyoming Common Stock as such holder otherwise would have been entitled to receive as a result of the Merger.

          2. Canmax-Delaware hereby agrees that it may be served with process in the State of Wyoming in any proceeding to enforce any obligation or the rights of a Dissenting Shareholder arising from the Merger. Canmax-Delaware appoints the Secretary of State of Wyoming as its agent to accept service of process for any such proceeding and a copy of such process shall be mailed by the Secretary of State of the State of Wyoming to Canmax-Delaware at 150 West Carpenter Freeway, Irving, Texas 75039, Attention: Corporate Secretary.

     J. GOVERNING LAW. This Merger Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

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     K.   AMENDMENT.  Subject to applicable law and subject to the rights of
Canmax-Wyoming's shareholders further to approve any amendment which would have a material adverse effect on such shareholders, this Merger Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein.

     L. DEFERRAL OR ABANDONMENT. At any time prior to the Effective Time, this Merger Agreement maybe terminated and the Merger may be abandoned or the time of consummation of the Merger may be deferred for a reasonable time by the Board of Directors of either Canmax-Wyoming or Canmax-Delaware or both, notwithstanding approval of this Merger Agreement by the shareholders of Canmax-Wyoming or the stockholders of Canmax-Delaware, or both, if circumstances arise which, in the opinion of the Board of Directors of Canmax-Wyoming or Canmax-Delaware, make the Merger inadvisable or such deferral of the time of consummation thereof advisable.

     M. COUNTERPARTS. This Merger Agreement may be executed in any number of counterparts, each of which shall constitute an original document but all of which together shall constitute one and the same Agreement.

     N. FURTHER ASSURANCES. From time to time, as and when required or requested by either Canmax-Wyoming or Canmax-Delaware, as applicable, or by its respective successors and assigns, there shall be executed and delivered on behalf of the other corporation, or by its respective successors and assigns, such deeds, assignments and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchise and authority of Canmax-Wyoming and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of each corporation are fully authorized in the name and on behalf of such corporation or otherwise, to take any and all such action and to execute and deliver any and all such deeds, assignments and other instruments.

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     IN WITNESS WHEREOF, Canmax-Wyoming and Canmax-Delaware have caused this
Merger Agreement to be signed by their respective duly authorized officers and delivered this 1st day of February, 1999.

                              CANMAX INC.,
                              a Wyoming corporation




                              By:  /s/ Roger D. Bryant
                                   ----------------------------------
                              Name:    Roger D. Bryant
                              Title:   President




                              ARDIS TELECOM & TECHNOLOGIES, INC.
                              a Delaware corporation




                              By:  /s/ Roger D. Bryant
                                   ----------------------------------
                              Name:    Roger D. Bryant
                              Title:   President


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